UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BEASLEY BROADCAST GROUP, INC.

(Name of Registrant as Specified In Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Supplement to 2007 Proxy Statement Dated April 27, 2007

Beasley Broadcast Group, Inc. (the “Company”) determined that due to an administrative oversight, the Company’s definitive proxy statement for its 2007 annual meeting of stockholders (the “Proxy Statement”) was not mailed or otherwise delivered to approximately 1,000 requesting consenting and non-objecting beneficial owners of the Company’s Class A common stock. The Company has rectified the oversight and, as of the date hereof, proxies are being mailed to all such beneficial owners. While the Company will hold its annual meeting as planned on May 31, 2007, prior to voting on the proposals set forth in the Proxy Statement, it intends to adjourn the annual meeting for five business days, until June 7, 2007, at 11:00 a.m. local time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida. The purpose of this adjournment is to ensure all of its stockholders wishing to do so will have time to review the Proxy Statement and return proxy cards to the Company.

Dated: May 29, 2007